Exhibit 10.67

Jeffrey A. Masoner Vice President Partner Solutions Interconnection Services Policy & Planning	Verizon

One Verizon Way
VC32W-421
Basking Ridge, NJ 07920

Tel.: 908-559-4610 Fax: 908-766-3495
jeffrey.a.masoner@verizon.com

May 1, 2007

Richard N. Koch
President
RNK Pennsylvania, Inc.
333 Elm Street, Suite 310
Dedham, MA 02026

Re:          Requested Adoption Under Section 252(i) of the Communications Act

Dear Mr. Koch:

Verizon Pennsylvania Inc. (“Verizon”), a Pennsylvania corporation, with principal place of business at 1717 Arch Street, Philadelphia, PA 19103, has received correspondence stating that RNK Pennsylvania, Inc. (“RNK”), a Massachusetts corporation, with principal place of business at 333 Elm Street, Suite 310, Dedham, MA 02026 wishes, pursuant to Section 252(i) of the Communications Act, to adopt the terms of the Interconnection Agreement between D&E Systems, Inc (“D&E”) and Verizon that was approved by the Pennsylvania Public Utility Commission (the “Commission”) as an effective agreement in the Commonwealth of Pennsylvania, as such agreement exists on the date hereof (including, without limitation, Amendment 1 thereto) after giving effect to operation of law (the ‘Terms”). I understand RNK has a copy of the Terms. Please note the following with respect to RNK’s adoption of the Terms.

1.	By RNK’s countersignature on this letter, RNK hereby represents and agrees to the following seven points:

	A.	RNK adopts (and agrees to be bound by) the Terms and, in applying the Terms, agrees that RNK shall be substituted in place of D&E Systems, Inc and D&E in the Terms wherever appropriate.

B.

For the avoidance of any doubt, adoption of the Terms does not include adoption of any provision imposing an unbundling obligation on Verizon (i) that no longer applies to Verizon under the Report and Order and Order on Remand (FCC 0336) released by the Federal Communications Commission (“FCC”) on August 21, 2003 in CC Docket Nos. 01-338, 96-98, 98-147 (“Triennial Review Order”), or the Order on Remand in WC Docket No. 04-313 and CC Docket No. 01-338, released by the FCC on February 4, 2005 (the “TRO Remand Order”), or (ii) that is otherwise not required by 47 U.S.C. Section 251(c)(3) or by 47 C.F.R. Part 51. Moreover, Verizon, on February 26, 2004, filed a petition at the Commission to arbitrate amendments to interconnection agreements (including the Terms) with respect to the Triennial Review Order (“TRO Arbitration”). If D&E is a party to the TRO Arbitration at the time the Commission issues an effective order approving an amendment with respect to the Triennial Review Order in the TRO Arbitration (an “Approved Amendment”): (i) the terms of such Approved Amendment shall be deemed to amend this adoption effective on the effective date of such Commission order, (ii) RNK agrees to be bound by the terms of such Approved Amendment effective on the effective date of such Commission order, and (iii) Verizon and RNK shall execute an amendment to this adoption to memorialize that this adoption is amended by the terms of such Approved Amendment effective on the effective date of such Commission order; provided, however, failure by either party to do so shall not be cited as a basis for contesting the effectiveness of the provisions in subsections (i) and (ii) above.

C.	Notice to RNK and Verizon as may be required or permitted under the Terms shall be provided as follows:

To RNK Pennsylvania, Inc.:

Attention: Douglas Denny-Brown
General Counsel/V.P. Regulatory Affairs
333 Elm Street, Suite 310
Dedham, MA 02026
Telephone Number: (781) 613-6100, Ext.: None
Facsimile Number: (781) 297-9836
Internet Address: gcounsel@rnktel.com

To Verizon:

Director-Negotiations Verizon Partner Solutions 600 Hidden Ridge HQEWMNOTICES Irving, TX 75038 Facsimile Number: (972) 719-1519 Internet Address: wmnotices@verizon.corn with a copy to:

Vice President and Deputy General Counsel Verizon Partner Solutions 1515 N. Court House Road Suite 500 Arlington, VA 22201 Facsimile: (703) 351-3664

D.

RNK represents and warrants that it is a certified provider of local telecommunications service in the Commonwealth of Pennsylvania, and that its adoption of the Terms will cover services in Verizon Pennsylvania’s service territory in the Commonwealth of Pennsylvania only.

E.

In the event an interconnection agreement between Verizon and RNK is currently in effect in the former Bell Atlantic service territory within the Commonwealth of Pennsylvania (the “Original ICA”), this adoption shall be an amendment and restatement of the operating terms and conditions of the Original ICA, and shall replace in their entirety the terms of the Original ICA. This adoption is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction with respect to the Original ICA. Any outstanding payment obligations of the parties that were incurred but not fully performed under the Original ICA shall constitute payment obligations of the parties under this adoption.

F.

Verizon’s standard pricing schedule for interconnection agreements in the Commonwealth of Pennsylvania (as such schedule may be amended from time to time) (attached as Appendix A hereto) shall apply to RNK’s adoption of the Terms. RNK should note that the aforementioned pricing schedule may contain rates for certain services the terms for which are not included in the Terms or that are otherwise not part of this adoption, and may include phrases or wording not identical to those utilized in the Terms. In an effort to expedite the adoption process, Verizon has not deleted such rates from the pricing schedule or attempted to customize the wording in the pricing schedule to match the Terms. However, the inclusion of such rates in no way obligates Verizon to provide the subject services and in no way waives Verizon’s rights, and the use of different wording or phrasing in the pricing schedule does not alter the obligations and rights set forth in the Terms.

G.

RNK’s adoption of the Terms shall become effective on April 20, 2007. Verizon shall file this adoption letter with the Commission promptly upon receipt of an original of this letter countersigned by RNK as to the points set out in Paragraph One hereof. The term and termination provisions of the Terms shall govern RNK’s adoption of the Terms.

2.

As the Terms are being adopted by RNK pursuant to Section 252(i) of the Act, Verizon does not provide the Terms to you as either a voluntary or negotiated agreement. The filing and performance by Verizon of the Terms does not in any way constitute a waiver by Verizon of any position as to the Terms or a portion thereof, nor does it constitute a waiver by Verizon of all rights and remedies it may have to seek review of the Terms, or to seek review in any way of any provisions included in the Terms as a result of RNK’s adoption of the Terms.

3.

Nothing herein shall be construed as or is intended to be a concession or admission by Verizon that any provision in the Terms complies with the rights and duties imposed by the Act, the decisions of the FCC and the Commission, the decisions of the courts, or other law, and Verizon expressly reserves its full right to assert and pursue claims arising from or related to the Terms.

4.	Verizon reserves the right to deny RNK’s application of the Terms, in whole or in part, at any time:

	A.	when the costs of providing the Terms to RNK are greater than the costs of providing them to D&E;

	B.	if the provision of the Terms to RNK is not technically feasible; and/or

	C.	to the extent that Verizon otherwise is not required to make the Terms available to RNK under applicable law.

5.

For the avoidance of any doubt, please note that adoption of the Terms will not result in reciprocal compensation payments for Internet traffic. Verizon has always taken the position that reciprocal compensation was not due to be paid for Internet traffic under section 251(b)(5) of the Act. Verizon’s position that reciprocal compensation is not to be paid for Internet traffic was confirmed by the FCC in the Order on Remand and Report and Order adopted on April 18, 2001 (“FCC Internet Order”), which held that Internet traffic constitutes “information access” outside the scope of the reciprocal compensation obligations set forth in section 251(b)(5) of the Act.[1] Accordingly, any compensation to be paid for Internet traffic will be handled pursuant to the terms of the FCC Internet Order, not pursuant to adoption of the Terms.[2] Moreover, in light of the FCC Internet Order, even if the Terms include provisions invoking an intercarrier compensation mechanism for Internet traffic, any reasonable amount of time permitted for adopting such provisions has expired under the FCC’s rules implementing section 252(i) of the Act.[3] In fact, the FCC Internet Order made clear that carriers may not adopt provisions of an existing interconnection agreement to the extent that such provisions provide compensation for Internet traffic.[4]

6.	Should RNK attempt to apply the Terms in a manner that conflicts with Paragraphs Two through Paragraphs Five above, Verizon reserves its rights to seek appropriate legal and/or equitable relief.

7.

In the event that a voluntary or involuntary petition has been or is in the future filed against RNK under bankruptcy or insolvency laws, or any law relating to the relief of debtors, readjustment of indebtedness, debtor reorganization or composition or extension of debt (any such proceeding, an “Insolvency Proceeding”), then: (A) all rights of Verizon under such laws, including, without limitation, all rights of Verizon under 11 U.S.C. § 366, shall be preserved, and RNK’s adoption of the Terms shall in no way impair such rights of Verizon; and (B) all rights of RNK resulting from RNK’s adoption of the Terms shall be subject to and modified by any Stipulations and Orders entered in the Insolvency Proceeding, including, without limitation, any Stipulation or Order providing adequate assurance of payment to Verizon pursuant to 11 U.S.C. § 366.

1 Order on Remand and Report and Order, In the Matters of: Implementation of the Local Competition Provisions in the Telecommunications Act of 1996 and Intercarrier Compensation for ISP-Bound Traffic, CC Docket No. 99-68 (rel. April 27, 2001) (“FCC Remand Order? ¶44, remanded, WorldCom, Inc. v. FCC, No. 01-1218 (D.C. Cir. May 3, 2002). Although the D.C. Circuit remanded the FCC Remand Order to permit the FCC to clarify its reasoning, it left the order in place as governing federal law. See WorldCom, Inc. v. FCC, No. 01-1218, slip op. at 5 (D.C. Cir. May 3, 2002).

2 For your convenience, an industry letter distributed by Verizon explaining its plans to implement the FCC Internet Order can be viewed at Verizon’s Customer Support Website at URL www.verizon.com/wise (select Verizon East Customer Support, Business Resources, Customer Documentation, Resources, Industry Letters, CLEC, May 21, 2001 Order on Remand).

3 See, e.g., 47 C.F.R. Section 51.809(c).

4 FCC Internet Order ¶ 82.

SIGNATURE PAGE

Please arrange for a duly authorized representative of RNK to sign this letter in the space provided below and return it to Verizon.

Sincerely,

VERIZON PENNSYLVANIA INC.

/s/ Jeffrey A. Masoner
Jeffrey A. Masoner
Vice President-Interconnection Services Policy & Planning

5/14/2007
Date

Reviewed and countersigned as to points A, B, C, D, E, F and G of Paragraph 1. By execution, RNK does not necessarily assent agreement, and in certain circumstances, disagrees with Verizon’s positions, interpretations of law, and/or statements in Paragraphs 2, 3, 4, 5, 6 and 7 and reserves all rights that may be affected by such.

RNK PENNSYLVANIA, INC.

/s/ Richard N. Koch
Richard N. Koch
President

5/2/2007
Date

Attachment

APPENDIX A1

(PENNSYLVANIA EAST)
V1.17

A. INTERCONNECTION2

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

I. Reciprocal Compensation Traffic Termination
Reciprocal Compensation Traffic End Office Rate	$.000987/MOU	Not Applicable
Reciprocal Compensation Traffic Tandem Rate	$.002439/MOU	Not Applicable

II.Entrance Facilities and Transport for Interconnection
A. Entrance facilities, and transport, as appropriate, for Interconnection at Verizon End Office, Tandem Office, or other Point of Interconnection

	Per Verizon FCC Interstate Tariff No. 1 Section 6 for Feature Group D service, as amended from time to time	Per Verizon FCC Interstate Tariff No. 1 Section 6 for Feature Group D service, as amended from time to time

	Per intrastate Verizon PA PUC No. 302 Section 6 access tariff for Feature Group D service, as amended from time to time	Per intrastate Verizon PA PUC No. 302 Section 6 access tariff for Feature Group D service, as amended from time to time

1        This Appendix may contain rates for (and/or reference) services, facilities, arrangements and the like that Verizon does not have an obligation to provide under the Agreement (e.g., services, facilities, arrangements and the like that Verizon is not required to provide under Section 251 of the Act). Notwithstanding any such rates (and/or references) and, for the avoidance of any doubt, nothing in this Appendix shall be deemed to require Verizon to provide a service, facility, arrangement or the like that the Agreement does not require Verizon to provide, or to provide a service, facility, arrangement or the like upon rates, terms or conditions other than those that may be required by the Agreement.

          All rates and charges set forth in this Appendix shall apply until such time as they are replaced by new rates and/or charges as the Commission or the FCC may approve or allow to go into effect from time to time, subject however, to any stay or other order issued by any court of competent jurisdiction. In addition to any rates and charges set forth herein, Verizon, effective as of March 11, 2005, may, but shall not be required to, charge (and RNK shall pay) any rates and charges that apply to a CLEC’s embedded base of certain UNEs pursuant to the FCC’s Order on Remand, Unbundled Access to Network Elements; Review of the Section 251 Unbundling Obligations of Incumbent Local Exchange Carriers, WC Docket No. 04-313, CC Docket No. 01-338 (FCC rel. Feb. 4, 2005) (the “TRRO”), the foregoing being without limitation of other rates and charges that may apply under subsequent FCC orders or otherwise. In addition, as set forth in Industry Notices, access tariff rates and/or other applicable non-UNE rates may apply equivalent for certain facilities and arrangements that are no longer available as unbundled network elements or combinations thereof.

          Unless a citation is provided to a generally applicable Verizon tariff, all listed rates and services are available only to RNK when purchasing these services for use in the provision of Telephone Exchange Service, and apply only to Reciprocal Compensation Traffic and local Ancillary Traffic. Verizon rates and services for use by RNK in the carriage of Toll Traffic shall be subject to Verizon’s tariffs for Exchange Access Service. Adherence to these limitations is subject to a reasonable periodic audit by Verizon.

2        All rates and charges specified herein are pertaining to the Interconnection Attachment.

6	Pennsylvania (East) Comprehensive — 09/01/06

III. Exchange Access Service

Interstate	Per Verizon FCC Interstate Tariff No. 1, Section 6 for Feature Group D service, as amended from time to time.

Intrastate	Per intrastate Verizon PA PUC No. 302, Section 6 access tariff for Feature Group D service, as amended from time to time

Service or Element Description:		Recurring Charges:	Non-Recurring Charge:

IV.	Fiber Meet	To be charged in accordance with the requirements of the Interconnection Attachment.

V. Tandem Transit Traffic Service

	Tandem Switching	$.001146/MOU	Per Section II. above, as applicable

	Switched Transport	$.000206/MOU
$.000010/MOU/Mile

2	Pennsylvania (East) Comprehensive — 09/01/06

B. UNBUNDLED NETWORK ELEMENTS [3] [4]

Service or Element Description	Recurring Charges:	Non-Recurring Charge:

I. Interoffice Facilities
As applicable per Verizon PA PUC 216 as amended from time to time.

II. Digital Cross-Connect System	As applicable per Verizon PA PUC 216 as amended from time to time.

3 All rates and charges specified herein are pertaining to the Network Elements Attachment. The rates set forth herein are subject to, and shall not have the effect of limiting, footnote 1 above. Verizon does not agree that UNE prices must be based solely on forward-looking costs, and Verizon reserves the right to change UNE prices to conform to any modification of the FCC’s UNE pricing rules.

4 For the avoidance of any doubt, in addition to any rates and charges set forth herein, Verizon, effective as of March 11, 2005, may, but shall not be required to, charge (and RNK shall pay) any rates and charges that apply to a CLEC’s embedded base of certain UNEs pursuant to the TRRO, the foregoing being without limitation of other rates and charges that may apply under subsequent FCC orders or otherwise; in addition, as set forth in Industry Notices, access tariff rates and/or other applicable non-UNE rates may apply for certain facilities and arrangements that are no longer available as unbundled network elements or combinations thereof.

3	Pennsylvania (East) Comprehensive — 09/01/06

III. Unbundled Loops	With the exception of 2 Wire HDSL, SDSL and IDSL, as applicable per Verizon PA PUC 216 as amended from time to time.

	Density Cell:	Service Order: $0.00
2 Wire ADSL compatible Loops	1 - $6.77/Month	Installation:
2 Wire HDSL compatible Loops	2 - $9.25/Month	If premises visit not required - $1.44 initial and each additional loop; Not Applicable if existing loop & port together
2 Wire SDSL compatible Loops	3 - $12.39/Month
2 Wire IDSL compatible Loops	4 - $22.39/Month

If premises visit required - $1.44, initial and each additional loop

Disconnect:
$1.30 per loop

Cooperative Testing, per loop-$0.00

Engineering query, $0.00

Engineering Work Order, $0.00

Manual Pre- Qualification, per loop $0.00

Line and Station Transfer[5] (for xDSL Loops)	N/A	$0.00/Loop

Line and Station Transfer[6] (for HotCut)	N/A	$147.75/Loop

IV. Intrastate Collocation	As Applicable Per Verizon PA PUC No. 218 as amended from time to time

5 Line and Station Transfer applies where Verizon swaps facilities in order to provision a Copper Facility.

6 Line and Station Transfer applies where Verizon swaps facilities in order to provision a Copper Facility

4	Pennsylvania (East) Comprehensive — 09/01/06

V. Line Splitting (also referred to as “Loop Sharing”[7]

A. Unbundled Local Loops

As Applicable per this Appendix A for UNE Local 2-Wire Digital (DSL qualified) Loops Monthly Recurring Charges and Non-Recurring Charges as amended from time to time. Includes, without limitation, Recurring 2-Wire Digital (DSL qualified) Loop Charges, Service Order Charge (per order), Service Connection Charge* (per loop), Service Connection- Other Charge* (per loop), and Provisioning charges. Also includes, without limitation, if applicable, Field Dispatch, TC Not Ready, Loop Qualification, Engineering Query, Engineering Work Order, Trouble Dispatch, Misdirects, Dispatch In, Out, and Dispatch Expedites, Installation Dispatch, Manual Intervention, Expedited, Digital Designed Recurring and Non-Recurring Charges.

B. Other Charges	i. Regrade	$ 3.28 NRC

ii. *Service Connection
*Service Connection/Other
A second Service Connection NRC and Service Connection/ Other NRC applies on New Loop Sharing Arrangements involving the connection of both voice and data connections.

	iii. Disconnect	A disconnect NRC applies, as applicable, on total Loop Sharing disconnects.

iv. Line and Station Transfers/Pair Swaps
An LST/Pair Swap NRC applies, as applicable, on LST activity performed on New Loop Sharing Arrangements.

C. Collocation Rates Collocation Rates (including, without limitation, Splitter Connection and Installation Rates)	As applicable per Verizon PA PUC No. 218 as amended from time to time.

D. Applicable rates for Line Splitting are as set forth in Verizon’s PA PUC No. 216 Tariff as amended from time to time.

7 This Pricing Attachment incorporates by reference the rates set forth in the Agreement for the services and charges referenced herein. In the event this Pricing Attachment refers to a service that is not available under the Agreement, the Agreement shall control. Nothing in this Appendix A shall be deemed to require Verizon to provide a service that the Agreement does not require Verizon to provide.

5	Pennsylvania (East) Comprehensive — 09/01/06

VII. DARK FIBER

Records Review, per inquiry			$0.00
Records Review with Reservation, per inquiry			TBD
Dark Fiber — IOF
Verizon C.O. to Verizon C.O
Service Order			$55.22

Serving Wire Center (“SWC”) Charge/SWC/Pair	$15.95		$42.59
IOF Mileage/Pair/mile	$149.32		$204.94
IOF Mileage Installation Charge/Pair			$94.34
Expedited Handling	$10.66		$36.23
Intermediate Office Routing Charge
Dark Fiber - LOOP
Service Order			$55.22
SWC Charge/SWC/Pair	$15.95		$38.53

Loop Charge/Pair
Rate Group A1	$71.66		$566.97
Rate Group A2	$117.04		$566.97
Rate Group B1	$169.14		$566.97
Rate Group B2	$200.95		$566.97

Expedited Handling			$317.43
VIII. Unbundled Sub-Loop Arrangement (USLA)	As applicable per Verizon PA PUC 216 as amended from time to time.

IX. Unbundled Drop Sub-Element (UDSE)	As applicable per Verizon PA PUC 216 as amended from time to time.

X. Network Interface Device (NID)	Except as below for NID-to-NID as applicable per Verizon PA PUC 216 as amended from time to time.
NID - 2 Wire per NID/month - NID-to-NID		$1.04
NID - 4 Wire per NID/month - NID-to-NID		$1.12

6	Pennsylvania (East) Comprehensive — 09/01/06

Service or Element Description:	Recurring Charges:	Non –Recurring Charges:

Xl. Routine Network Modifications[8]

Clear Defective Pair (Where feasible)	N/A	TBD
Reassignment of Non-Working Cable Pair	N/A	TBD
Binder Group Rearrangement	N/A	TBD
Repeater — Installation	N/A	TBD
Apparatus Case — Installation	N/A	TBD
Range Extenders — DSO Installation	N/A	TBD
Range Extenders — DS1 Installation	N/A	TBD
Channel Unit to Universal/Cotted DLC System (existing)	N/A	TBD
Serving Terminal — Installation/Upgrade	N/A	TBD
Activate Dead Copper Pair	N/A	TBD
Multiplexer — 1/0 - Installation	N/A	TBD
Multiplexer — 1/0 — Reconfiguration	N/A	TBD
Multiplexer — 3/1 - Installation	N/A	TBD
Multiplexer — 3/1 — Reconfiguration	N/A	TBD
Multiplexer — Other — Installation	N/A	TBD
Move Drop	N/A	TBD
Cross-Connection — Existing Fiber Facility	N/A	TBD
Line Card — Installation	N/A	TBD
Copper Rearrangement	N/A	TBD
Central Office Terminal — Installation	N/A	TBD
IDLC Only Condition	N/A	TBD
Other Required Modifications	N/A	TBD
No Facilities - Confirmation	N/A	TBD

OTHER		TBD
Commingled Arrangements — per circuit NRC	N/A	TBD
Conversion — Service Order	N/A	TBD
Conversion - Installation per circuit	N/A	TBD
Circuit Retag — per circuit	N/A	TBD
N/A
Dark Fiber — Dark Fiber Routine Network Modifications	N/A	TBD

8 This Appendix may contain rates and charges for (and/or reference) services, facilities, arrangements and the like that Verizon does not have an obligation to provide under the Agreement (e.g., services, facilities, arrangements and the like for which an unbundling requirement does not exist under 47 U.S.C. Section 251(c)(3)). Notwithstanding any such rates and/or charges (and/or references) and, for the avoidance of any doubt, nothing in this Appendix shall be deemed to require Verizon to provide a service, facility, arrangement or the like that the Agreement does not require Verizon to provide, or to provide a service, facility, arrangement or the like upon rates, terms or conditions other than those that may be required by the Agreement.

7	Pennsylvania (East) Comprehensive — 09/01/06

C. RESALE[9]

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

I. Wholesale Discount for Resale of Retail Telecommunications Services[10]

Resale of retail services if RNK provides own operator services platform	22.00% (Inclusive of PA gross receipts tax)
18.34% (Inclusive of PA gross receipts tax)
Resale of retail services if RNK uses Verizon operator services platform
As applicable per Verizon PA PUG 216 as amended from time to time.

D. OPERATIONS SUPPORT SYSTEM
Access pass-through to number portability purchaser

E.911/E911	Per section A. above. No Charge

Transport
Data Entry and Maintenance

9 All rates and charges specified herein are pertaining to the Resale Attachment

10 Excludes telecommunications services designed primarily for wholesale, such as switched and special exchange access service, and, subject to the provisions of the Resale Attachment, the following additional arrangements that are not subject to resale: limited duration (90 days or less) promotional offerings, public coin telephone service, and technical and market trials. Taxes shall be collected and remitted by the reseller and Verizon in accordance with legal requirements and as agreed between the Parties. Surcharges (e.g., 911, telecommunications relay service, universal service fund) shall be collected by the reseller and either remitted to the recipient agency or NECA, or passed through to Verizon for remittance to the recipient agency or NECA, as appropriate and agreed between the Parties. End user common line charges shall be collected by the reseller and remitted to Verizon.

8	Pennsylvania (East) Comprehensive — 09/01/06

Service or Element Description:	Recurring Charges:	Non-Recurring Charge:

F. TIME AND MATERIALS	As applicable per Verizon PA PUC 216 as amended from time to time.

G. DIRECTORY LISTINGS & BOOKS

Primary Listing (on initial UNE service order). For each residence telephone number, two (2) listings in the White Page directory are provided. For each business telephone number listed (except numbers of Centrex or Centrex-like services or indialing service station lines) one (1) listing is provided in the White Page Directory and one (1) listing in the Yellow Page directory of the type provided to Verizon-PA end user business customers for which no specific charge applies.

	Not Applicable	Not Applicable

Other Tariffed Listing Services (For listings ordered in excess of the primary listings provided or other listing types, or listings ordered at a time other than initial UNE service order, or listings ordered not associated with a UNE service order, or for changes made to existing listings.)

Retail rates apply. For retail rates see Verizon-PA Tariff No. 1 sec. 5.B.

Books & delivery (annual home area directories only)	No charge for normal numbers of books delivered to end users; bulk deliveries to RNK per separate arrangement

9	Pennsylvania (East) Comprehensive — 09/01/06